UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): April 24, 2006

                                  CARDIMA, INC.
               (Exact name of registrant as specified in charter)



          Delaware                      000-22419                94-3177883
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
 Incorporation or Organization)                              Identification No.)

                47266 Benicia Street, Fremont, California, 94538
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (510) 354-0300

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Election of Directors

Effective April 24, 2006, Andrew K. Lee was appointed to the Board of Directors of Cardima, Inc. (the "Company").

Since 2003, Mr. Lee has served as the financial consultant to Asia Peak Holdings Limited. His main responsibilities include identifying and evaluating investment opportunities around the world and conducting risk assessment, asset valuation and due diligence activities. In 2001, Mr. Lee was a valuation manager at Deloitte & Touche in San Francisco, where he specialized in advising multinational corporations regarding the taxation of related party transactions and conducting valuation of intangible assets. Prior to working at Deloitte & Touche, Mr. Lee worked for Arthur Andersen as a senior associate in the Tax & Advisory Group.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CARDIMA, INC.



Date: April 28, 2006              By: /s/ Gabriel B. Vegh
                                  ------------------------
                                  Name:   Gabriel B. Vegh
                                  Chief Executive Officer,
                                  Chief Financial Officer